CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of

Oppenheimer Capital Appreciation Fund:

We consent to the use of our report dated October 25, 2016, with respect to the financial statements and financial highlights of Oppenheimer Capital Appreciation Fund as of August 31, 2016, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/S/KPMG
-----------------
KPMG LLP

Denver, Colorado

October 25, 2016